Exhibit 10.20

   Relationship Agreement

   This Relationship Agreement (Agreement) is made and entered into as of the 31st day of December, 1997 by and between Effective Management
   Systems, Inc., a Wisconsin corporation, through its Intercim division with offices at 501 East Highway 13, Burnsville, MN 55337 (Intercim) and CIMx, an Ohio Liability Company with offices at 400 TechneCenter Drive, Cincinnati, OH 45150(Cimx).

   Recitals:

   Intercim and Cimx desire to enter into a relationship that leverages their respective products and services in such a way as to provide superior solutions to the manufacturing marketplace.

   Both parties have a operating philosophy that i) makes customer satisfaction their highest priority, ii) maintains the highest levels of integrity, and iii) pursues excellence in products and services.

   Cimx is engineering centric' with a focus and domain expertise on the manufacturing engineer while Intercim is manufacturing centric' with a focus and domain expertise on the production manager.


   Definitions. The following terms, when used in this Agreement shall have the following meanings

   "Products" means the application software, in object code form only, as updated from time to time and released for general use, including the official user documentation, in whatever media, released for general use with the application software, all as more particularly set forth on the attached Exhibit A, which is incorporated herein by this reference.

   "Support" means the support assistance provided relating to the Product on an annual basis, such as telephone support and updates, including corrections.

   "Services" means the services provided on a time and materials, project by project basis, relating to the Products, such as installation, consulting, training, and modifications.


   Authorizations.

   Cross Licensing. Each party hereby grants the other the non-exclusive, non-assignable, right to market the other's Products and sell its Services, utilizing agreement forms which comply with and are subject to the terms and conditions herein set forth. Each party reserves the right to decline any specific engagement for business reasons. To the extent any proposed license of the other's Product involves use outside the United States, the obligation to comply with any applicable export or import restrictions are those of the user first and the party obtaining the business second. Each parties' License Agreement attached as Exhibit C. All payments and currency conversions will be in U.S. dollars. All contracts will be in English language.



   Commitments.

   Engagement Registration Process. The procedures for notifying the Product owner of a prospect obtained by the other party and the resulting classification of such prospect for purposes of compensation are as set forth on the attached Exhibit B, which is incorporated herein by this reference. However, in case of a conflict as to priority of registration for compensation classification, the party who gave the first Product demonstration prior to a registration shall control.

   Source Code Escrow. Having in mind the parties' above referenced highest priority of customer satisfaction, each party will place their respective Product's source code in escrow with NBD Bank, N.A. of Indianapolis, IN or such other third party as they may agree, at their own cost, under the same form of escrow agreement which shall provide for source code release in the event that the party becomes insolvent or is unable or unwilling to support or competitively develop their Product.


   Sales Effort and Collateral. Both parties will develop and maintain their capability to market and sell the other party's Products consistent with effective high quality industry standards. Both parties will make available to the other any sales and marketing collateral, including demonstration copies, as may be reasonably requested.

   Product Support. Both parties will develop and maintain their capabilities to provide technical first line support for the other parties' Products they license consistent with high quality industry standards. Each party will provide reasonable back up support on its own Products where the other was the seller and is the first line support provider.

   Each Other's Practices, Customers, and Statements. Each party will use its best efforts to understand and respect the other party's business practices and customer commitments and obligations not in conflict with the express rights and obligations herein set forth. Consistent with this provision and the Recitals above, neither party will make any statements, warranties, or representations with respect to the other party, its Products, Support, Services, or operations except as authorized and in furtherance of this Agreement.

   Periodic Meetings and Reports. The parties will meet periodically each year for the purpose of reviewing all aspects of this relationship and ongoing planning and cooperation efforts.

   Training. With respect to selling and technical support capability, each party will provide, without a training charge, two day courses to the other party's sales people and three day courses to the other party's support people who will be acting as such with respect to the training party's Products.


   Payments.

   4.1 Amounts. Amounts owing the Product owner on Product, Support, and Services sold by the other are due in the proportions called for under Exhibit B from all receipts of payments as and when received by the seller.


   Term.

   Initial Term.  The initial Term of this Agreement shall be one year.

   Renewal.  This Agreement shall automatically renew for additional one year
        Terms unless terminated in writing at least 90 days in advance of the end of any given Term.

   Non-Exclusivity and Non-competition.

   Non-Exclusivity. Nothing in this Agreement will preclude either party from entering into similar relationships with other parties in the same technology or business; however, any party doing so must first give the other party 60 day written notice of its intent to do so.

   Non-Competition. Neither party will develop a feature/function capability that would be considered to be in the domain expertise of the other party, as referenced in the recitals above, without first giving the other party 60 day written notice of its intent to do so.

   Warranty, Remedy, and Limitation of Liability.

   Warranty. The parties warrant that their respective Products will perform in substantial compliance with the material written product specifications as set forth in user documentation materials supplied with the Product to customers, for one year from the date of license.

   Corrections. The parties will promptly, upon written notification of a breach of the above warranty, work to resolve the problem. If unable to resolve within a reasonable period of time, the party owning the product in question will offer to refund the entire license and any services fees received from the client in question. Prompt and reasonable effort depends upon the severity of the problem to the customer's operations.

   Infringement. Each party warrants and represents that its Product, including the documentation and collateral provided hereunder, does not infringe the U.S. property rights of any third party and that it will indemnify and hold the other and its licensees harmless from any and all costs it incurs in connection with any such claim so long as such indemnified party promptly advises it of such a claim, turns over defense of such claim, and cooperates in the defense of any such claim.

    No Consequential Damages. Except as set forth above, there are no other warranties, express or implied, pertaining to the matters covered in this Agreement, and all such other warranties, including those of fitness for a purpose and merchantability, are hereby disclaimed. In no event shall either party be liable for any consequential, general, or special damages even though the parties may be aware of the possibility of such damages. In the event of a non-warranty breach of this Agreement by either party, the breaching party's sole obligation and the other's sole recovery shall be for its actual damages, not to exceed any fees it actually paid the breaching party pursuant to this Agreement.


   Confidentiality and Proprietary Property.

   Confidentiality. The parties acknowledge that their Products, documentation, business operations and plans, and other information which they will exchange and become aware of during the course of this relationship contain confidential and Trade Secret information. Each will maintain this information as confidential, treating it at least as carefully as it would its own confidential and Trade Secret information, and will only use it as authorized in the furtherance of this Agreement and will only disclose it to those in a need to know who are subject to a written confidentiality agreement consistent with this provision. Products provided to Licenses for internal use is not a breach of confidentiality.

   Proprietary Property. Each will use reasonably and normal efforts to procedurally protect the proprietary information of the other through use of proprietary notices and legends as requested. Each will notify the other of any suspected violations of the other's property rights by third parties that it becomes aware of. Neither will lay claim to the other's proprietary property.

   Public Disclosure. The parties will consult with each other before any public disclosure of information regarding the other.


   9.  Dispute Resolution Procedure.

   Management Effort. If a dispute arises between the parties arising out of or relating to this Agreement and the performance of their respective obligations hereunder, they shall first advise the other in writing of the matter and management of each shall meet to attempt to resolve the matter before taking any other action.

   Arbitration. If the parties are unable to resolve a dispute as above, it may only be settled in accordance with the Commercial Rules of the American Arbitration Association at the location closest to the party against whom the claim is filed and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

   10.   Termination.

   Termination Procedures.  Both parties may terminate this Agreement upon 90
        days written notice for   convenience, and may terminate it upon 30
        day written notice and cure period for other material breach except that, if the reason for termination is breach of confidentiality, insolvency, or failure to pay sums due, the notice and cure period shall be 10 days.

   After Termination. If the termination is for convenience, the party which did not choose to terminate the Agreement shall be able to complete, within a reasonable amount of time, all sales efforts in process where the prospect had received a demonstration of the Product prior to such notice. No termination will affect the rights previously granted to third party licensees in accordance with the terms of this Agreement. All ongoing obligations to such licensees shall continue to be performed by the party who made the sale.


   11.    General Provisions.

   Each Other's Employees. Neither party will directly or indirectly solicit, encourage, or hire any employees of the other during and for one year after the termination of this Agreement without the written consent of the other.

   Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, superseding any prior proposals or agreements, whether oral or written, all such prior agreements or understandings being hereby revoked. Any changes to this Agreement must be in writing, signed by the parties, and reference this Agreement.

   Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota.

   Further Actions. The parties agree to take any and all further actions, including the execution of documents required to fully effect the provisions and intent of this Agreement.

   In Witness Whereof, each party represents that it has full power and authority to enter into and perform this Agreement, that the person signing on behalf of each party has been properly authorized and empowered to do so, and that each has carefully reviewed it and consulted with such experts as each deemed necessary.

   Cimx:                              Intercim:

   By: ____________________________        By: ____________________________

   Name:   Anthony Cuilwik                 Name:  Joseph Poirier

   Title:  President                       Title: President, CEO

   Exhibit A

   Products:

   Intercim Products:

   FACTORYnet/R/ (Advanced application software, an integrated information management system for the entire factory floor
   Cimx Products: [    "    "    ]

   CS/CAPP(                      Client Server/Computer Aided Process
                                   Planning
   CS/TOOL(                      Client Server/Tool Management
   QCAP(                         Quality Characteristic Accountability
                                   Planning
   ShopBrowser(                  Web Enabled Shop Floor Viewing
   Best Practice Implementor(    Generative Planning

   Exhibit B

   Registration Process:

   For those engagements that are applicable to this agreement, both parties will maintain a joint customers/prospects list identifying:

   1.  The type of engagement (per table 1)

   2.  The registering party

   3.  An estimate of each parties products and services involved in the sale

   4.  The next action needed to close the sale

   The joint list will be updated monthly, or as required, should a significant change occur.
   It is the responsibility of each party to notify the other party whenever a change or update is required.


   Table 1
    Engagement        Nature of Engagement    Compensation         Services
    Prime/Sub         Both parties have been  10% to 20% of the    The prime will uplift
                      involved in the selling product, depending   the standard rates by
                      cycle.  The customer    on the level of      25% to 35%.  The prime
                      wishes to have a single support provided,    will provide "level 1
                      point of accountability as compensation to   support".
                      through one party, or   Prime on sale of
                      it is determined that   Subs' product.
                      this is the best way of
                      serving this customer.

    OEM               Either company acting   50% of the product   Services provided to
                      as an agent of the      gross revenue paid   the other party at
                      other sells a deal that to agent who sells   standard rates.
                      includes both parties   it.
                      products.

    Leads             Either company finds an 5% on product 0% on  N/A
                      opportunity that does   services paid to
                      not include their       company providing
                      products and/or decides the lead.
                      not to pursue the
                      engagement.